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                                                                    EXHIBIT 5.1

                                 [LETTERHEAD]


                               February 1, 1996


Safeway Inc.
Fourth & Jackson Streets
Oakland, California 94660

                 Re: Safeway Inc.-Registration Statement on Form S-3 Common Stock, $0.01 par value


Ladies and Gentlemen:

                 In connection with the filing by Safeway Inc. (the "Company") of its Registration Statement on Form S-3 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on January 3, 1996 (File No. 333-00037), as amended by Amendment No. 1 filed with the Commission on February 1, 1996 (collectively, the "Registration Statement"), with respect to the registration of up to 20,891,700 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and any shares which may be registered pursuant to any subsequent registration statement the Company may hereafter file with the Commission in connection with such transaction pursuant to Rule 462(b) under the Act (collectively, the "Shares"), you have requested our opinion with respect to the matters set forth below.

                 Of the Shares being registered, (i) 18,687,500 shares of Common Stock, including 2,437,500 shares of Common Stock which the underwriters named in the Registration Statement (the "Underwriters") have the option to purchase to cover over-allotments, if any, are presently issued and outstanding shares of Common Stock (the "Outstanding Shares"), (ii) 1,974,200 shares of Common Stock, including 257,504 shares of Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any, are issuable upon the exercise of certain outstanding warrants of the Company (the "Warrant Shares"), and (iii) 230,000 shares of Common Stock, including 30,000 shares of


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LATHAM & WATKINS

Safeway Inc.
February 1, 1996
Page 2


Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any, are issuable upon the exercise of certain outstanding options issued by the Company (the "Option Shares"). As used herein, the Outstanding Shares, the Warrant Shares and the Option Shares include any shares which may be registered pursuant to any subsequent registration statement the Company may hereafter file with the Commission in connection with such transaction pursuant to Rule 462(b) under the Act.

                 In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

                 In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

                 We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

                 Subject to the foregoing, it is our opinion that:

                 1. The Outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

                 2. The Warrant Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Common Stock Purchase Warrants issued by the Company on November 25, 1986, will be validly issued, fully paid and nonassessable.

                 3. The Option Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the stock option agreement dated as of December 30, 1986 relating thereto, will be validly issued, fully paid and nonassessable.





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LATHAM & WATKINS

Safeway Inc.
February 1, 1996
Page 3


                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption "Legal Matters" in the prospectuses included therein and to the incorporation by reference of this opinion and consent into a registration statement filed with the Commission pursuant to Rule 462(b) under the Act relating to the Shares.

                               Very truly yours,

                               LATHAM & WATKINS